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                                                                   EXHIBIT 99(c)


                   CONSENT OF PERSON ABOUT TO BECOME DIRECTOR

        I consent to become a director of ErgoBilt, Inc. immediately after the closing of its initial public offering. I also consent to the use of my name and information I provided about myself in the registration statement on Form S-1 for the initial public offering.


Date: October 11, 1996                  Signature:        /s/ W. B. MUNRO
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                                        Printed Name:   W. BARTON (BART) MUNRO
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